UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, Director Michael Tokarz informed the Board of Directors (the "Board") of CNO Financial Group, Inc. (the "Company") that he will not be seeking re-election to the Board at the 2017 annual meeting of shareholders scheduled for May 10, 2017 (the "Annual Meeting"). Mr. Tokarz will remain on the Board until the Annual Meeting. His decision not to seek re-election was not based on any disagreement with the Company relating to its operations, policies or practices. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On February 27, 2017, the Company issued a press release announcing that Stephen David has been nominated for election to the Company’s board of directors at the Annual Meeting, filling the vacancy resulting from the decision by Mr. Tokarz not to seek re-election. The press release also announced that the other eight current directors have been nominated for re-election at the Annual Meeting. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

99.1	Press Release of CNO Financial Group, Inc. dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: February 27, 2017
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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